UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2019
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I.R.S.
Commission	Registrant, State of Incorporation	Employer
File Number	Address and Telephone Number	Identification No.
1-9052	DPL Inc.	31-1163136
(An Ohio corporation) 1065 Woodman Drive
Dayton, Ohio 45432
937-259-7215

1-2385	The Dayton Power and Light Company	31-0258470
(An Ohio corporation)
1065 Woodman Drive
Dayton, Ohio 45432
937-259-7215
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
DPL Inc.                 Emerging growth company    ☐
The Dayton Power and Light Company     Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
DPL Inc.                    ☐
The Dayton Power and Light Company        ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 6, 2019, The Dayton Power and Light Company (“DP&L”), the principal subsidiary of DPL Inc., entered into a 52nd supplemental indenture (the “52nd Supplemental Indenture”), dated as of June 6, 2019, with The Bank of New York Mellon (the “Trustee”) to its First and Refunding Mortgage, dated as of October 1, 1935, with the Trustee, as amended and supplemented. DP&L also entered into a registration rights agreement as described below in Item 2.03 of this Form 8-K. The information reported below in Item 2.03 of this Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation.

On June 6, 2019, DP&L completed the offering of $425 million in aggregate principal amount of First Mortgage Bonds, 3.950% Series due 2049 (the “New First Mortgage Bonds”) in a private offering conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the New First Mortgage Bonds has not been registered under the Securities Act or applicable state securities laws and, consequently, the New First Mortgage Bonds may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. DP&L used the net proceeds from the offering, together with cash on hand, to prepay the total amount due under its variable rate $445 million credit agreement dated as of August 24, 2016 with JPMorgan Chase Bank, N.A. as administrative agent and collateral agent, as amended.

Interest on the New First Mortgage Bonds is payable on June 15 and December 15 of each year, commencing December 15, 2019. Principal on the New First Mortgage Bonds is payable, unless earlier redeemed, on the maturity date, which is June 15, 2049. DP&L has also agreed to register the New First Mortgage Bonds under the Securities Act by filing a registration statement or shelf registration with the Securities and Exchange Commission pursuant to a registration rights agreement, dated as of June 6, 2019 (the “Registration Rights Agreement”), by and among DP&L and BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the initial purchasers. Failure to timely comply with certain provisions of the Registration Rights Agreement will result in increased interest on the New First Mortgage Bonds.

DP&L may redeem some or all of the New First Mortgage Bonds at any time before December 15, 2048 at a redemption price equal to 100% of the principal amount, plus a make-whole premium calculated based on the applicable Treasury Rate (as defined in the 52nd Supplemental Indenture) plus 25 basis points, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. DP&L may redeem some or all of the New First Mortgage Bonds at any time on or after December 15, 2048 at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The foregoing descriptions of the terms of the 52nd Supplemental Indenture and the Registration Rights Agreement are qualified in their entirety by reference to the 52nd Supplemental Indenture and the Registration Rights Agreement that are attached hereto as Exhibits 4.1 and 4.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	52nd Supplemental Indenture, dated June 6, 2019, between The Dayton Power and Light Company and The Bank of New York Mellon.
4.2
Registration Rights Agreement, dated as of June 6, 2019, by and among The Dayton Power and Light Company and BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the initial purchasers.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 6, 2019	DPL Inc.

/s/ Judi L. Sobecki
		Name: Title:	Judi L. Sobecki General Counsel and Secretary

Date:	June 6, 2019	The Dayton Power and Light Company

/s/ Judi L. Sobecki
		Name: Title:	Judi L. Sobecki Vice President, General Counsel and Secretary